UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

Valero L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16417 (Commission File Number)	74-2956831 (I.R.S. Employer Identification No.)

One Valero Place San Antonio, Texas (Address of principal executive offices)		78212 (Zip Code)

(210) 370-2000 (Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibit

Exhibit No.	Description of Exhibit

99.1	Presentation by Valero L.P. (the “Partnership”) in August 2003.

Item 9. Regulation FD Disclosure.

The Partnership is furnishing herewith certain data being presented to analysts and investors in August 2003. The presentation is set forth in Exhibit 99.1 hereto and incorporated by reference herein. The exhibit is not filed but is furnished pursuant to Regulation FD.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Valero L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Dated: August 5, 2003			By: /s/ Bradley C. Barron
Name: Bradley C. Barron Title: Corporate Secretary

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Presentation by Valero L.P. (the “Partnership”) in August 2003.